CONFORMED COPY

Amended and Restated Investment Contract

Between

ANADIGICS, Inc

And

Kunshan New and Hi-Tech Industrial Development Zone

Dated as of April 5, 2007

Contents

Chapter I General
Chapter II Parties to the Contract
Chapter III Newco
Chapter IV Objective of the Contract and Business Scope of the Newco
Chapter V Total investment and registered capital of the Newco
Chapter VI Conditions Precedent to the Investment
Chapter VII Obligations of the Parties
Chapter VIII Liabilities for Breach and Dispute Resolution
Chapter IX Representations and Warranties
Chapter X Governing Law
Chapter XI Modification and Termination of the Contract
Chapter XII Miscellaneous
APPENDIX ONE DEFINITIONS
*APPENDIX TWO PRINCIPAL TERMS OF OPERATING LEASE
*APPENDIX THREE BUILDING REQUIREMENT
*APPENDIX FOUR SITE MAP
{* NOT INCLUDED}

Chapter I
General

1.1    To expand foreign economic cooperation and technological exchange, fully utilize both Parties’ strength, promote the development of Kunshan’s high and new science and technology and expand the manufacturing capacity of ANADIGICS, Inc in China, Kunshan New and Hi-Tech Industrial Development Zone under the People’s Government of Kunshan City (“Party A”) and ANADIGICS, Inc. a corporation formed and existing under the laws of the State of Delaware, U.S.A. (“Party B”), through equal and friendly negotiations, based on the People’s Republic of China’s Wholly Foreign Owned Enterprise Laws, and other applicable laws, regulations, policies of regions under national supervision, hereby agree to Party B’s establishment of a new company in Kunshan New & Hi-tech Industrial Development Zone (“KSND”) in Kunshan City, Jiangsu Province, and hereby enter into this contract (“Contract”) as follows.

1.2    Terms used but not defined herein that are defined in Appendix One hereto shall have the respective meanings set forth in Appendix One.

Chapter II
Parties to the Contract

2.1    Parties to the Contact are as follows:

Party A: Kunshan New and Hi-Tech Industrial Development Zone
Legal Address:

757 Beimen Road
Yushan Town, Kunshan Municipality
Jiangsu Province, China

Legal Representative: Wei Cheng, Deputy Director
Nationality: China

Party B: ANADIGICS, Inc
Legal Address:

141 Mt. Bethel Road, Warren, NJ 07059, USA

Authorized Representative: Bamdad (Bami) Bastani, President & CEO
Nationality: USA

Chapter III
Newco

3.1    Party B will through its subsidiary ANADIGICS China Holding Corporation, Inc., a corporation formed under the laws of the Cayman Islands (“ACHC”) to invest in KSND and incorporate a wholly foreign owned subsidiary limited liability company (“Newco”).

3.2   The name and legal address of the Newco will be as follows:

English Name: ANAD China Corporation (“ACC”)
Chinese Name: Anadigics (Kunshan) Semiconductor Company, Ltd.
(the Chinese name approved by the PRC government shall prevail)
Legal Address: [       ]

3.3    The establishment date of the Newco shall be the date on which its business license is issued.

Chapter IV
Objective of the Contract and Business Scope of the Newco

4.1    The objective of the Contract is to construct a world class Gallium Arsenide (“GaAs”) wafer fabrication manufacturing facility by Party B through ACC in the Kunshan New & Hi-tech Industrial Development Zone, Kunshan City, Jiangsu Province by working with the People’s Government of Kunshan City through Party A, and to promote the development of compound semiconductor industry in China and create high technology jobs in Kunshan as well as to promote ANADIGICS products in China.

4.2    The business scope of the Newco will include: manufacturing and sales of Gallium Arsenide semiconductor commercial products; import and export of other semiconductor products, technological consultation and training and other related business as approved by Party A and Kunshan Administrative Bureau for Industry and Commerce.

Chapter V
Total investment and registered capital of the Newco

5.1    The total investment for the Newco will be Forty-Nine Million Eight Hundred Eighty Thousand US Dollars (US$49,880,000.00) (“Total Investment”), whose registered capital (“Registered Capital”) will be Sixteen Million Seven Hundred Thousand US Dollars (US$16,700,000.00). Party B shall be solely responsible for meeting the difference between the Total Investment and the Registered Capital. At least 15% of the Registered Capital shall be contributed within 3 months after the issuance of Newco’s business license, and the remainder shall be contributed within two years after the issuance of Newco’s business license.

5.2    The capital contributions by Party B to the Registered Capital shall include up to 40% of the Registered Capital (subject to the PRC statutory provisions on the proportional ratio of intangible assets in the Registered Capital) intangible assets that include processing technique, manufacturing technology and related patent. The remaining portion of the Registered Capital other than those intangible assets recognized by PRC law shall be injected in US dollar cash and / or Equipment.

5.3    The value of the used Equipment supplied by Party B should be that of fair market value. The new Equipment purchased within 12 months before the Effective Date should be valued at the original purchase price.

5.4    The new Equipment purchased by Party B may be shipped to the US for debugging and qualification before shipping to the Newco for installation. All new Equipment supplied by Party B to Newco should be valued at the original purchase price independent of whether it’s shipped to Party B in the US first or shipped directly to the Newco in KSND.

Chapter VI
Conditions Precedent to the Investment

6.1    Notwithstanding any provision in this Contract, the investment specified in Chapter V shall not be required to be injected till all the following conditions precedent are satisfied unless waived by Party B in writing:

(a)
The applications for the establishment of the Newco have been approved by appropriate PRC and US governmental authorities without material changes to the terms and conditions herein provided under the Contract;

(b)
Party A has obtained a 50 year lease of the Site and the Newco has been issued a business license specifying the business scope materially the same as provided under Chapter IV above and other statutory registration and approvals and permits for its normal operation;

(c)	The Newco will be able to lease the Site in accordance with the Principal Terms of Operating Lease; and

(d)
Party A has commenced the designing and construction of the wafer manufacturing facility including clean room (“Building and Clean Room”) in accordance with the specifications previously, delivered that Party B has opened within five (5) business days after the Effective Date an escrow account with a mutually agreed bank and made a good faith deposit into this escrow account of Six Hundred Fifty Thousand US Dollars (US$650,000.00), which amount shall be returned to Party B plus interest if the account is interest bearing less fees within five (5) business days of the injection by Party B or ACHC of 15% of the Registered Capital into the Newco within three (3) months after the issuance of Newco’s business license. The deposit in the escrow account will belong to Party A if Party B or ACHC fails to inject 15% of the Registered Capital within three (3) months after the issuance of Newco’s business license.

Chapter VII
Obligations of the Parties

7.1    The obligations of Party A are as follows:

(a)	Party A will obtain a 50-year lease of the Site for the construction of the Facility;

(b)
Party A will jointly participate in funding towards the design and construction of the Building and Clean Room (including the costs of design and construction consultants retained by Party A and Newco). Party A will hire a financial auditor at its own cost to insure the overall Funding will be within the budget for proper accounting, and will directly pay the general contractor(s); such design and construction to commence within two (2) months following the Effective Date and to be completed no later than twelve (12) months following the Effective Date, provided that Party B shall ensure that the fund Party B is responsible for the construction of the Building and Clean Room that is within the Registered Capital required for the purchase by Party B of the Equipment will be in place in concurrent pace with the project construction plan mutually agreed upon and within ten (10) business days after a written notice from Party A and the general contract:

(c)
Upon completion of the construction and certification for occupancy of the Building and Clean Room and subsequent qualification of the Facility by Newco, Party A will lease the Building and Clean Room to Newco.

(d)	Party A shall ensure that the Newco and the Facility will be granted certain preferential tax and customs treatment previously identified by Party A to Party B; and

(e)
Party A shall provide Party B copies of all the appropriate documents confirming the approvals granted by the PRC national and local governmental agencies for the establishment of the Kunshan New & Hi-Tech Industrial Development Zone and the granting of the tax and Customs incentives.

7.2    The obligations of Party B are as follows:

(a)
Party B shall cause to be transferred to the Newco the Equipment and working capital the estimated value of which will be no less than Ten Million US Dollars (US$10,000,000.00) as contemplated under Chapter V herein above to satisfy the Registered Capital requirement under the PRC law;

(b)
Party B shall be responsible for all funding required to complete the construction of the “Building and Clean Room” over and beyond the Funding committed by Party A, and ensure that the funding is available to ensure that the construction can be completed as contemplated under Clause 7.1 (b);

(c)
Subject to any limitations on the transfer of Technology imposed by the government of the USA, Party B will transfer to the Newco Technology, manufacturing and management expertise and dispatch experts and personnel necessary to enable the Newco to develop Gallium Arsenide technology;

(d)
Party B shall make a good faith effort to transfer to the Newco cash, Equipment, and Technology and know-how with an approximately combined value of US$49,880,000.00 over the ten (10) years following the Effective Date of this Contract;

(e)	Party B will form a Project team to work with Party A’s Project team in developing detailed Building and Clean Room Specifications, overseeing the construction of the Facility;

(f)	Party B will train the on-site management, engineering team and employees of the Newco to operate the Facility properly;

(g)
Party B shall be responsible for obtaining all necessary governmental authorization from the USA authorities for the transfer of Technology and Equipment to the Newco and for the operation of the Facility as contemplated in this Contract;

(h)	Party B will sell the Products through its sales and marketing channels; and

(i)
Party B will assist Party A to develop appropriate local or regional supplier chain in China (epitaxy - subject to technology approval if required by US Government, chemicals, assembly, and test). The proposed suppliers should meet semiconductor grade and Party B’s quality standards and offer substantial cost saving over Party B’s current suppliers in order to be used by Newco.

7.3    Environmental Protection

(a)	Party A will ensure that the Building and Clean Room will comply with environmental regulations imposed by PRC local or national governments; and

(b)
Party B will ensure that the Newco will take preventive measures to protect the environment from possible pollution to comply with the standards of the exhausting materials specified by PRC local or national governments.

7.4    Confidentiality

Each Party has disclosed or may disclose confidential and proprietary information to the other Party. In addition, the Parties may, during the term of this Contract, obtain confidential and proprietary information of Newco and Party B in connection with the incorporation and operation of the Project. Each of the Parties receiving such information shall, during the term of this Contract, i) maintain confidentiality of such information; and ii) not disclose it to any person or entity, except its employees and/or professional consultants who need to know such information to perform their responsibilities and who have undertaken in employment or retention agreements to keep such information confidential. Each Party shall be liable for damages incurred by any other Party as a result of a breach of confidentiality. Each Party shall be permitted to make any disclosure required by applicable law following written notice to the other Parties of the nature of such disclosure ten business days (or such shorter period as required by applicable law) prior to the date of such disclosure.

Chapter VIII
Liabilities for Breach and Dispute Resolution

8.1    If the failure to execute or perform this Contract is due solely to one of the Parties hereto, then such defaulting Party shall bear the responsibility for breach of this Contract.  In such situations, the non-defaulting Party shall be entitled to seek recovery of any and all losses, damages, injuries and expenses, including attorney’s fees and expenses of collection, together with any and all other recovery. If a default under this Contract is attributable to fault by both Parties, then each Party shall bear its respective responsibility in accordance with the actual situation.

8.2    In the event of breach of contract committed by a Party to the Contract resulting in the non-performance of, or inability to fully perform, its obligations under this Contract, such Party’s aggregate liability shall be limited to such extent that: i) in the case of Party B, ACHC and the Newco combined under the Contract it shall not exceed ACHC’s investment in the Registered Capital of the Newco; and ii) in the case of Party A it shall not exceed its investment in the Building and Clean Room. In the event that a breach of contract is committed by more than one Party, each Party shall bear its individual share of the liabilities arising from the breach of contract.

8.3    Any dispute, controversy or claim arising out of or in connection with or relating to this Contract, the interpretation, breach, termination or validity hereof, shall be settled by the Parties through negotiation. Such negotiation shall begin immediately after one Party hereto has delivered to the other Party hereto a written request for such negotiation.

8.4    If a dispute is not resolved within 30 days of the day the dispute arose through negotiation, either Party involved may submit the dispute for arbitration. In case that the arbitration proceeding is initiated by Party B, both Parties agree that the dispute shall be submitted to Singapore International Arbitration Center for arbitration in accordance with the rules of that Center and such arbitration shall be conducted in English and Chinese, and that the arbitrators may refer to both the English and Chinese texts of this Contract; in case that the arbitration proceeding is initiated by Party A, both Parties agree that the dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai for arbitration in accordance with the rules of that Commission and such arbitration shall be conducted in Chinese and English and the arbitrators may refer to both the Chinese and English texts of this Contract. The arbitration award rendered by either tribunal shall be final and binding on the Parties and shall be enforceable subject to the limitations of liability provided in Clause 8.2 herein above.

8.5    When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Contract.

Chapter IX
Representations and Warranties

9.1    Each of the Parties hereto hereby represents and warrants to the other Parties as follows:

(a)	it is a duly organized and validly existing entity in good standing under the laws of the place of its establishment or incorporation;

(b)
it has all the requisite power and authority and approval required to enter into this Contract and upon the Effective Date will have all the requisite power, authority and approvals to perform fully its obligations hereunder;

(c)
it has taken all action necessary to authorize the execution of this Contract and such Party’s representative whose signature is affixed to this Contract is fully authorized in writing to execute this Contract which will legally bind such Party thereby;

(d)	upon the Effective Date, this Contract shall constitute a legal, valid and binding and enforceable obligation of such Party; and

(e)
Neither the execution of this Contract nor the performance of such Party’s obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any provision of its business license, articles of incorporation or association, or any law, rule, regulation, authorization or approval of any government agency or body, or of any contract or agreement to which it is a party or is subject.

9.2    Party A hereby represents and warrants to Party B, and Party B hereby represents and warrants to Party A, that each such representing Party has the construction and engineering resources to fulfill its obligations under this Contract.

Chapter X
Governing Law

10.1    The establishment of this Contract, its enforcement, interpretation, execution, and resolution of disputes hereunder shall all be governed by the laws of PRC which are published and publicly available. In the event that there is no published and publicly available PRC law governing a particular matter relating to this Contract, the Parties will follow general international commercial practices.

Chapter XI
Modification and Termination of the Contract

11.1    Any amendment to this Contract must be in writing and signed by both Parties.

11.2    The Contract shall be invalid with mutual consent if any Force Majeure Event occurs, and neither of the Parties shall be responsible for the damages. “Force Majeure Event” shall mean any event which is beyond the control of the affected Party, and which is unforeseen, unavoidable or insurmountable, and which arises after the signing of this Contract and which prevents total or partial performance by such Party. Such events shall include earthquakes, typhoons, flood, fire, war, failures of international or domestic transportation, acts of government or public agencies, epidemics, civil disturbances, strikes or any other events which cannot be foreseen, prevented or controlled, including events which are accepted as Force Majeure in general international commercial practice. The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish the other Party within fifteen (15) days thereafter sufficient proof of the occurrence and duration of Force Majeure. The Party claiming Force Majeure shall also use all reasonable endeavors to eliminate or mitigate the effects of such Force Majeure.

      In the event of a default by Party A or Party B, the non-defaulting Party shall send a written notice to the defaulting Party requesting it to cure such default within ninety (90) days after receipt of the notice. If the defaulting Party fails to cure such default within such ninety 90 days after it has received the non-defaulting Party’s written notice, the non-defaulting Party shall have the right to seek damages from the defaulting Party as well as to terminate this Contract. If both Parties continue to perform this Contract, then the defaulting Party shall pay damages to the non-defaulting Party. In the event that a breach of contract is committed by more than one Party, each such Party shall bear its individual share of the liabilities arising from the breach of contract subject to limits of liability in Clause 8.2 herein above.

11.3    This Contract can be terminated by mutual written agreement between both Parties at any time. In the event of termination of the Contract, Newco shall vacate the Building and Clean Room and Party A shall cooperate with the Newco to assure a prompt and efficient move of all the Equipment to a destination of Newco’s choosing.

11.4    This Contract shall automatically come to an end on the one-hundred-fiftieth (150) day after the effective signing by both Parties if by then all the conditions previously identified between Party A and Party B for the Contract coming into effect have not been fulfilled, unless otherwise agreed by both Parties in writing.

Chapter XII
Miscellaneous

12.1    This Contract is written and executed in both Chinese and English. Both language versions shall be equally authentic. This Contract shall be signed in two English and two Chinese originals with Party A and Party B each retaining one English and one Chinese version of the Contract.

12.2    This Contract, along with its supplements and Appendices, shall become effective on the Effective Date and supersede all prior discussions, negotiations and agreements between the Parties.

12.3    Any notice or written communication provided in relation to this Contract by one Party to the other Party, including but not limited to any and all offers, writings or notices to be given hereunder, shall be made in English and Chinese by facsimile, or by courier service delivered letter, promptly transmitted or addressed to the appropriate Party. The date of receipt of a notice or communication hereunder shall be deemed to be the fifteenth day after the letter is given to the courier service in the case of a courier service delivered letter and the first working day after dispatch of a facsimile if evidenced by a transmission report. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party:

KSND:

Kunshan New& Hi-tech Industrial Development Zone
757 Beimen Road
Yushan Town, Kunshan Municipality
Jiangsu Province, China

ACC and ANAD:

ANADIGICS, Inc
141 Mt. Bethel Road
Warren, NJ 07059
USA

HEREOF, each of the Parties hereto has caused this Contract to be executed by their duly authorized representatives on the date first set forth above.

Party A:

KUNSHAN NEW & HI-TECH INDUSTRIAL DEVELOPMENT ZONE ADMINISTRATIVE COMMITTEE
By: Wei Cheng
Title: Deputy Director

Party B:

ANADIGICS, INC.
By: Bami Bastani
Title: President & CEO

APPENDIX ONE

DEFINITIONS

Unless otherwise defined in the context of the Contract, the following terms shall have the meanings set forth below:

“ACC”  means ANAD (China) Corporation, an enterprise legal person to be formed under the laws of the PRC, as a wholly-owned subsidiary of ACHC.

“ACHC” means ANADIGICS China Holding Corporation, Inc., a corporation formed under the laws of the Cayman Islands as a wholly-owned subsidiary of ANAD

“Affiliate”  means any company which through ownership of voting securities or otherwise, directly or indirectly, is controlled by, under common control with, or is in control of another entity. The term “control” means the ownership of fifty percent (50%) or more of the voting securities of a company or the power to appoint or elect a majority of the directors of a company.

“ANAD” means ANADIGICS, Inc., a corporation formed under the laws of the State of Delaware, USA.

“Articles of Association” means the articles of association of ACC

“Building and Clean Room” means wafer manufacturing Facility, including clean room (“Clean Room”) to be constructed on the Site in accordance with the Building and Clean Room Specifications.

“Building and Clean Room Specifications” means the detailed specifications for the construction of the Facility, to be provided by ANAD.

“Business License” means the business license of ACC issued by the SAIC and any amendment to or renewal, replacement or extension thereof.

“Contract” means the investment contract between ANAD & KSND Dated December 21, 2006 and the 1st Amendment dated April 5, 2007.

“China” and “PRC” means the People’s Republic of China.

“Effective Date” means the date on which the Contract becomes effective and binding upon the Parties thereto, which date shall be April 5, 2007 in Kunshan China.

“Environmental Impact Study Report” means the environmental impact study report prepared for the establishment of the Newco by a local environmental surveyor licensed by the PRC to be submitted to the Examination and Approval Authority.

“Equipment” means the equipment provided by Party B to Newco and utilized in the Facility for the manufacture of Products.

“Examination and Approval Authority” means the authority authorized and empowered by the PRC to approve this Contract.

“Facility” means the Building and Clean Room inclusive of Newco’s other investments in the Site.

“Feasibility Study Report” means the feasibility study report for the establishment of the Newco to be submitted for approval by the Examination and Approval Authority.

“Funding” means Fifty Five Million RMB (RMB 55,000,000) commitment by KSND to the design and construction of the Building and Clean Room.

“KSND” means Kunshan New and Hi-Tech Industrial Development Zone located in Jiangsu Province, PRC.

“Kunshan” means the City of Kunshan, China.

“Lease” means the Operating Lease.

“Newco” means ACC.

“Newco Property” means all the signs, Equipment, trade fixtures and furniture which were acquired or established at the Facility by Newco at its cost and expenses.

“Operating Lease” means the operating lease agreement to be entered into between ACC and KSND.

“Party A” means KSND.

“Party B” means ANAD.

“Party” or “Parties” means KSND and/or ANAD and the latter shall mean ACC upon its formation after approval by the Examination and Approval Authority.

“Leased Premises” means the Facility and the Site.

“Products” means the products manufactured at the Facility.

“Project” means the establishment and full operation of ACC as contemplated under the Contract.

“Registered Capital” means the registered capital of the Newco.

“SAFE” means the State Administration of Foreign Exchange of the PRC and/or a local branch thereof.

“SAIC” means the State Administration for Industry and Commerce of the PRC and/or a local branch thereof, as appropriate to the context.

“Site” means the land in the Kunshan Hi-Tech Industrial Zone made available to KSND for the construction of the Facility.

“Technology” means the technology, know-how and licenses necessary for Newco to manufacture the Products at the Building and Clean Room as contemplated by the Contract.

“Term” means the period from the Effective Date through the term of the Operating Lease and through the life term of the Facility in the event of the exercise by Newco of its option to purchase the Building and Clean Room.

“Total Investment” means the total investment for the Newco.

“US” or “USA” means the United States of America.